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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation of our report dated July 12, 1999 with respect to the consolidated financial statements of HBO & Company as of March 31, 1998 and for the year then ended, included in this Annual Report on Form 10-K of McKesson HBOC, Inc., into the following previously filed Registration Statements of McKesson HBOC, Inc.:

  . Registration Statements on Form S-3 (Nos. 333-26443, and Amendment No.1 thereto, 333-85973, 333-50985 and 333-66359)

  . Registration Statements on Form S-4 (Nos. 333-56623 and 333-49119 and Amendment No.1 thereto)

  . Registration Statements on Form S-8 (Nos. 33-86536, 333-00611, 333-02871, 333-21931, 333-30104, 333-30216, 333-30218, 333-30220, 333-30222,
     333-30226, 333-32643, 333-32645, 333-43101, 333-43079, 333-48339, 333-
     48859, 333-50261, 333-70501 and 333-71917)

  Reference is made to said report in which the opinion contains an explanatory fourth paragraph with respect to certain shareholder litigation as discussed in Note 18 to the consolidated financial statements.

Arthur Andersen LLP

Atlanta, Georgia
June 13, 2000